                                                                   Exhibit 21.1


                            INET TECHNOLOGIES, INC.
                             LIST OF SUBSIDIARIES


NAME                                                    JURISDICTION OF INCORPORATION
----                                                    -----------------------------
Inet Deutschland GmbH                                          Germany
Inet Technologies Netherlands BV                               The Netherlands
     Inet Technologies Australia Pty Ltd                       Australia
     Inet Technologies Brazil Ltda                             Brazil
     Inet Technologies Japan KK                                Japan
     Inet Worldwide Telecommunications Pte Ltd                 Singapore
Inet Global Ltd                                                United Kingdom
Inet Foreign Sales Corporation                                 Barbados


Notes:
1.    Indented names are subsidiaries of subsidiaries.

2. Inclusion in the list is not a representation that the subsidiary is a significant subsidiary.